EXHIBIT 21.
                         SUBSIDIARIES OF THE REGISTRANT

     ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware. The following table shows the Company's subsidiaries as of December 31, 1996, the percentage of their voting securities (including directors' qualifying shares) then owned, directly or indirectly by the Company, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.

                                                                      Percentage
                                                                       of voting
                                                Jurisdiction    Securities Owned
                                                     of               by Company
                                                Incorporation      or Subsidiary
                                                -------------      -------------

ICN Canada, Limited                                 Canada                   100
Alpha Pharmaceutical, Inc.                          Panama                   100
ICN Farmaceutica, S.A.                              Mexico                   100
Laboratorios Grossman, S.A.                         Mexico                   100
ICN Pharmaceuticals Holland, B.V.                 Netherlands                100
ICN Biomedicals, Inc.                              Delaware                  100
ICN Yugoslavia                                    Yugoslavia                  75
ICN Biomedicals GmbH--Eschwege                      Germany                  100
ICN Pharmaceuticals Australasia Pty Ltd.           Australia                 100
ICN Pharmaceuticals Japan K.K.                       Japan                   100
ICN Biomedicals B.V.                              Netherlands                100
ICN Biomedicals California, Inc.              California, U.S.A.             100
ICN Iberica                                          Spain                   100
Labsystems Benelux B.V.                           Netherlands                100
Labsystems Benelux N.V.                             Belgium                  100
ICN Biomedicals, Ltd.                              Scotland                  100
ICN Biomedicals, GmbH                               Germany                  100
ICN France SARL                                     France                   100
ICN Biomedicals S.R.L.                               Italy                    95
ICN Biomedicals N.V./S.A.                           Belgium                  100
ICN Oktyabr                                         Russia                    90
ICN Polypharm                                       Russia                    89
ICN Leksredstva                                     Russia                    95
ICN Alkaloida                                       Hungary                   60
Wuxi ICN Pharmaceuticals                             China                    75

         In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.